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                                                                   Exhibit 12(b)
                                                                   -------------
                                 Ropes & Gray
                            One International Place
                       Boston, Massachusetts 02110-2624
                                (617) 951-7000
                              FAX: (617) 951-7050


                                                              June 26, 2001



PIMCO Funds: Multi-Manager Series
  --PIMCO Growth & Income Fund
  --PIMCO Equity Income Fund
840 Newport Center Drive
Newport Beach, CA  92660


Ladies and Gentlemen:

     We hereby consent to the filing as an exhibit to your Post Effective Amendment No. 1 to your Registration Statement on Form N-14 (File No. 333-57250) of our opinion, dated June 22, 2001 addressed to you, as to certain tax matters related to the merger of PIMCO Growth & Income Fund and PIMCO Equity Income Fund.

                              Very truly yours,

                              /s/ Ropes & Gray

                              Ropes & Gray